EXHIBIT 99.2

DEGOLYER AND MACNAUGHTON

Canada Limited

311 – 6th Avenue SW, Suite 1430

Energy Plaza, East Tower

Calgary, Alberta, Canada T2P 3H2

TELEPHONE
403) 266-8680
FAX (403)
266-1887

March 30, 2012

Mr. Curtis Sparrow

Deep Well Oil & Gas, Inc.

Suite 700, 10150 – 100 Street

Edmonton, AB T5J 0P6

Re: Press Release Dated March 30, 2012

Dear Sir,

We hereby consent to the reference to our firm name and to the use of our reports entitled i) “Appraisal Report as of December 31, 2011 on the Sawn Lake Property owned by Northern Alberta Oil Ltd. in Alberta, Canada. PRMS.”; ii) “Report as of December 31, 2011 on the Contingent Resources attributable to the Sawn Lake Property for Northern Alberta Oil Ltd. in Alberta, Canada. PRMS Case.”; and iii) “Report as of December 31, 2011 on the Prospective Resources attributable to Certain Bitumen Accumulations for Northern Alberta Oil Ltd. in Sawn Lake, Alberta, Canada. PRMS.”, evaluating the oil, natural gas and natural gas liquids reserves and the present worth values of those reserves attributable to the properties of the Corporation (the “Reports”) in the above-referenced Press Release.

We have read the Press Release and have no reason to believe that there is any misrepresentation in the information contained therein derived from our Reports or that is within our knowledge as a result of the services we provided in preparing the Reports.

Very truly yours,

/s/ Colin P. Outtrim

Colin P. Outtrim, P.Eng
President
DeGolyer and MacNaughton
Canada Limited

CPO/lj